Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Longs Drug Stores Corporation Registration Statement Nos. 033-54959, 033-60005, 333-88786, 333-98913, 333-98915 and 333-109863 on Form S-8 of our report dated April 11, 2005 (which expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of a new accounting standard in fiscal 2003), appearing in the Annual Report on Form 10-K of Longs Drug Stores Corporation for the year ended January 27, 2005.

San Francisco, California

April 11, 2005